Exhibit 5.2

August 1, 2016

Gran Tierra Energy Inc.

200, 150 13 Avenue SW

Calgary, Alberta, Canada T2R 0V2

Re:	S-3 Registration Statement

Ladies and Gentlemen:

You have requested our opinion as special Nevada counsel with respect to certain matters in connection with the filing by Gran Tierra Energy Inc., a Nevada corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission, including the base prospectus (the "Base Prospectus") filed with the Registration Statement. The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement") and any free-writing prospectus(es). The Registration Statement, including the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements and any free-writing prospectus(es), covers the registration of:

(i)          shares of common stock, par value $0.001 per share, of the Company (the "Common Stock");

(ii)         shares of preferred stock, par value $0.001 par value, of the Company (the "Preferred Stock");

(iii)        debt securities, in one or more series (the "Debt Securities"), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the "Trustee") and the Company, in the form filed as Exhibit 4.6 to the Registration Statement (the "Indenture");

(iv)        warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the "Warrant Agent") and the Company, in the forms filed as Exhibits 4.8,4.9 and 4.10 to the Registration Statement (each, a "Warrant Agreement");

(v)         subscription receipts for shares of Common Stock, Preferred Stock or Warrants (the "Subscription Receipts"), which may be issued under subscription receipt agreements, to be dated on or about the date of the first applicable Subscription Receipt thereunder in the form filed as Exhibit 4.11 to the Registration Statement (the "Subscription Receipt Agreement");

(vi)        (A) up to 4,875,177 shares of Common Stock that may be issued upon exchange or redemption of up to 4,875,177 exchangeable shares that were issued by Gran Tierra Exchangeco Inc., a subsidiary of the Company, in connection with the combination of the Company and Solana Resources Limited and (B) up to 3,638,889 shares of Common Stock that may be issued upon exchange or redemption of up to 3,638,889 exchangeable shares that were issued by Gran Tierra Goldstrike Inc., a subsidiary of the Company, in connection with the combination of the Company and Goldstrike, Inc. (and any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions) (collectively, the "Exchange Shares"); and

(vii)       up to 57,835,134 shares of Common Stock that may be offered and sold by certain selling stockholders named in the Registration Statement (the "Selling Stockholders") subsequent to the issuance of such shares of Common Stock to them upon conversion of 57,835,134 Subscription Receipts previously issued by the Company (and any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions) (the "Secondary Shares").

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Subscription Receipts are collectively referred to herein as the "Company Securities." The Company Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. With respect to our opinion as to the Common Stock (including the Exchange Shares and the Secondary Shares), we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance. We have also assumed that any Debt Securities or Warrants offered under the Registration Statement, and the related Indenture or Warrant Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement and will be validly and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. We have also assumed that (i) with respect to the Company Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Company Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion is expressed solely with respect to Chapter 78 of the Nevada Revised Statutes. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement (including the Exchange Shares and the Secondary Shares), provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus, any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Common Stock offered under the Registration Statement (including the Exchange Shares and the Secondary Shares) have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock offered under the Registration Statement (including the Exchange Shares and the Secondary Shares) has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock offered under the Registration Statement (including the Exchange Shares and the Secondary Shares) do not violate any applicable law, are in conformity with the Company's then operative articles of incorporation (the "Articles of Incorporation") and bylaws (the "Bylaws"); and (iv) the certificates for the Common Stock offered under the Registration Statement (including the Exchange Shares and the Secondary Shares) have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor; then the Common Stock offered under the Registration Statement (including the Exchange Shares and the Secondary Shares), when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exchange of any Exchange Shares in accordance with their terms, or upon conversion of any convertible Preferred Stock or convertible Debt Securities or Subscription Receipts in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) and any related free-writing prospectus(es) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock offered under the Registration Statement have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock offered under the Registration Statement and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and the Bylaws; and (iv) the certificates for the Preferred Stock offered under the Registration Statement have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor; then the Preferred Stock offered under the Registration Statement, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Base Prospectus and any Prospectus Supplements. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP